                                                                 EXHIBIT (23)(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686 and 333-76347), S-3 (Nos.
333-51932, 333-52560, 333-27849, 333-37241, 333-74958 and 333-45556) and S-4
(No. 33-60007) of CMS Energy Corporation of our report dated February 18, 2004 relating to the financial statements of Midland Cogeneration Venture L.P. which appears in the CMS Energy Corporation Form 10-K/A Amendment No. 2 for the year ended December 31, 2003.




/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
December 13, 2004